TERMINATION AGREEMENT


		  This TERMINATION AGREEMENT (this "Agreement") is made as of August 22, 1997 among Superior Energy Services, Inc., a Delaware corporation ("Superior"), Terence E. Hall, Ernest J. Yancey, Jr. and James E. Ravannack (collectively, the "Shareholders").

				     WITNESSETH:

		  WHEREAS,  the  parties  hereto   have   entered   into  a
	  Shareholders' Agreement (the "Shareholders' Agreement"); and

		  WHEREAS, Superior and Shareholders mutually wish to terminate as of the date hereof the force and effect of each provision of the Shareholders' Agreement.

		  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

		  1. Termination. The force and effect of each provision of the Shareholders' Agreement and all rights and obligations arising thereunder are hereby terminated and revoked in their entirety as of the date hereof and Superior and the Shareholders relinquish and waive any and all rights that may have accrued under the Shareholders' Agreement.

		  2. Miscellaneous. This Agreement constitutes the entire understanding and agreement among the parties with respect to the termination of the Shareholders' Agreement. This Agreement shall be governed by the law of the State of Louisiana, without the application of any conflicts of law principles.

		  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

					    SUPERIOR  ENERGY  SERVICES, INC.

					     By: /s/ Terence E. Hall
						    Terence E. Hall
						       President



						/s/ Terence E. Hall
						    Terence E. Hall



					     /s/ Ernest J. Yancey, Jr.
						 Ernest J. Yancey, Jr.


						/s/ James Ravannack
						    James Ravannack